UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 19, 2022

GENCOR INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which registered
Common Stock, par value $0.10 per share	GENC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 15, 2022, Gencor Industries, Inc. (the “Company”), acting pursuant to authorization from its Board of Directors on May 18, 2022, provided written notice to The NASDAQ Global Market (“NASDAQ”) that the Company is transferring its listing of its common stock, $0.10 per share par value (the “Common Stock”), from NASDAQ to the New York Stock Exchange American (“NYSE American”). The Company expects that listing and trading of the Common Stock on NASDAQ will end at market close on July 29, 2022, and that trading will commence on the NYSE American at market open on August 1, 2022.

The Common Stock has been authorized for listing on the NYSE American, where it will continue to trade under the stock symbol “GENC.”

A copy of the press release issued by the Company on July 19, 2022 in connection with the transfer of the listing of its Common Stock from NASDAQ to the NYSE American is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Gencor Industries, Inc. on July 19, 2022.

104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022

GENCOR INDUSTRIES, INC.

By:	/s/ Eric E. Mellen
Eric E. Mellen
Chief Financial Officer